Locke Lord Bissell & Liddell LLP
Attorneys & Counselors
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June 11, 2008

Panhandle Eastern Pipe Line Company, LP
5444 Westheimer Road
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (the “Company”), in connection with the offer and sale by the Company of $400,000,000 principal amount of 7.000% senior notes due June 15, 2018 (the “Senior Notes”).

The Senior Notes are to be issued under the Indenture, dated as of March 29, 1999 (the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association, and NBD Bank), as trustee (the “Trustee”), as amended and supplemented by the sixth supplemental indenture thereto to be dated as of June 12, 2008 (the “Sixth Supplemental Indenture”), between the Company and the Trustee.  The Base Indenture, as amended and supplemented by the Sixth Supplemental Indenture, is referenced herein as the “Indenture”).

The Senior Notes are being sold pursuant to an Underwriting Agreement, dated June 5, 2008 (the “Underwriting Agreement”), among the Company, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein (the “Underwriters”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)           the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-137998), including the base prospectus dated October 23, 2007 (the “Base Prospectus”), filed by the Company and Southern Union Company (“Southern Union”) with the Securities and Exchange Commission (the “Commission”) on October 23, 2007 (together with the documents incorporated by reference therein, the “Post-Effective Amendment”), for the purpose of registering the sale of the Senior Notes by the Company under the Securities Act;

(b)           the Registration Statement on Form S-3 (No. 333-137998), including the related prospectus, filed by Southern Union on October 13, 2006 (the “Initial Registration Statement,” and together with the Post-Effective Amendment, the “Registration Statement”);

(c)           the Company’s preliminary prospectus supplement dated June 5, 2008, covering the offering of the Senior Notes through the Underwriters, in the form filed with the Commission pursuant to Rule 424(b) of the general rules and regulations promulgated under the Securities Act (the “Rules and Regulations”), together with the Base Prospectus (together with the documents incorporated by reference therein, the “Preliminary Prospectus”);

(d)    the Company’s prospectus supplement dated June 5, 2008, covering the offering of the Senior Notes through the Underwriters, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (together with the documents incorporated by reference therein, the “Final Prospectus”);

(e)    the term sheet relating to the Senior Notes filed with the Commission as a free writing prospectus pursuant to Rules 164 and 433 of the Rules and Regulations on June 5, 2008;

                (f)       the Indenture;

                (g)        the Underwriting Agreement;

(h) the form of global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $400,000,000, representing the Senior Notes to be purchased and sold pursuant to the Underwriting Agreement;

(i) certified copies of the Certificate of Limited Partnership of the Company and the Agreement of Limited Partnership of the Company; and

(j)    certified copies of the resolutions adopted by the Board of Directors of Southern Union (the sole member of Southern Union Panhandle LLC (the “General Partner”), which is the sole general partner of the Company) and the resolutions adopted by the pricing committee thereof.

We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and Southern Union.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed the Indenture has been duly authorized, executed and delivered by the Trustee and the Indenture is the valid and legally binding obligation of the Trustee; the Trustee for the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee is duly qualified to engage in the activities contemplated by the Indenture; the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

Based upon the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion that:

1.           When the Company and the Trustee duly execute and deliver the Sixth Supplemental Indenture that establishes the specific terms of the Senior Notes, and such Senior Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture as contemplated by the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, and assuming that (a) the terms of the Senior Notes as executed and delivered are as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, and (b) the Senior Notes are then issued and sold as contemplated in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, the Senior Notes will constitute valid and legally binding obligations of the Company.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Senior Notes on the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

The opinion rendered herein is limited to the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and further consent to the reference to our name under the caption “Legal Matters” in the Final Prospectus.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the Rules and Regulations relating thereto.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

LOCKE LORD BISSELL & LIDDELL LLP